Exhibit 33.2

Wells Fargo Bank, National Association 600 South 4th Street Minneapolis, MN 55415

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company” or “Wells Fargo”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Sale of Corporate Trust Services Business. On March 23, 2021, the Company and certain of its affiliates entered into a definitive agreement with Computershare Trust Company, N.A. (“Computershare Trust Company”), Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (“Computershare Limited,” collectively with Computershare Trust Company and CDTC, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) division. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. As of December 31, 2021, Wells Fargo has not transferred to Computershare Trust Company its trustee, paying agent, and/or related roles, and the duties, rights, and liabilities for such roles, under the relevant agreements for any of the ABS Platform transactions. During the Post-Sale Period (defined below), for almost all the ABS Platform transactions1, Wells Fargo engaged Computershare as a subservicer2 to perform most of Wells Fargo’s servicing activities.3 As a result, Wells Fargo has determined that Computershare is a party participating in the servicing function with respect to the ABS Platform, and accordingly, Wells Fargo is not taking responsibility for assessing Computershare’s compliance with the Applicable Servicing Criteria (defined below) relevant to the servicing activities performed by Computershare for the ABS Platform, as of and for the two months ended December 31, 2021.

Period: As of and for the twelve months ended December 31, 2021 (the “Period”). The ten-month period from January 1, 2021 to and including October 31, 2021 is referred to herein as the “Pre-Sale Period,” and the two-month period from November 1, 2021 to and including December 31, 2021 is referred to herein as the “Post-Sale Period.”

[1]

More specifically, the ABS Platform transactions for which Computershare Trust Company acts as agent for Wells Fargo during the Post-Sale Period, performing most of the obligations related to Wells Fargo’s appointed role(s) as trustee and/or paying agent, include (a) all ABS Platform transactions that closed prior to November 1, 2021, and (b) all ABS Platform transactions that closed during the Post-Sale Period; provided, however, that Computershare Trust Company does not act as agent for Wells Fargo on the ABS Platform transactions that terminated in 2021 prior to November 1, 2021.

[2]	In this Assessment, the term “subservicer” means agent.
[3]

In this Assessment, the term “servicing activities” means the obligations of Wells Fargo in the ABS Platform transactions that Computershare Trust Company performed on behalf of Wells Fargo as its agent during the Post-Sale Period pursuant to a servicing agreement between Wells Fargo and Computershare, which obligations relate to certain Applicable Servicing Criteria.

© 2022 Wells Fargo Bank, N.A. All rights reserved

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee) and/or paying agent services, either itself or through a subservicer engaged to perform such services on its behalf, or a combination of both, and for which either (i) some or all of the issued securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the issued securities for such ABS transactions were privately offered pursuant to an exemption from registration and the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) certain transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria for the Pre-Sale Period: All servicing criteria set forth in Item 1122(d) applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Pre-Sale Period, except for the following servicing criteria: 1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which Management has determined are not applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Pre-Sale Period; provided however that, with respect to the ABS Platform (a) servicing criterion 1122(d)(3)(i)(A) is applicable only as it relates to the Company’s obligation to distribute or make available to investors, in accordance with the timeframes set forth in the transaction agreements, the relevant investor reports received by the Company from the entity preparing such reports; (b) servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the Company’s obligation to make remittances to investors in accordance with the transaction agreements; and (c) servicing criterion 1122(d)(4)(iii) is applicable only as it relates to the Company’s obligation to obtain an Officer’s Certificate from the servicer and report any additions, removals and substitutions to investors on the relevant investor report, in each case, in accordance with the transaction agreements (the “Pre-Sale Applicable Servicing Criteria”).

Applicable Servicing Criteria for the Post-Sale Period: The following servicing criteria set forth in Item 1122(d) applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Post-Sale Period: 1122(d)(1)(ii), 1122(d)(1)(iv), and 1122(d)(2)(vi) (the “Post-Sale Applicable Servicing Criteria,” and together with the Pre-Sale Applicable Servicing Criteria, the “Applicable Servicing Criteria”).

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. With respect to Pre-Sale Applicable Servicing Criteria 1122(d)(1)(ii), 1122(d)(4)(i), and 1122(d)(4)(xv), Management has determined that there were no activities performed during the Pre-Sale Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4. Based on such assessment for the Period, the Company has complied in all material respects with the (i) Pre-Sale Applicable Servicing Criteria for the Pre-Sale Period, and (ii) the Post-Sale Applicable Servicing Criteria for the Post-Sale Period.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/s/ Robin A. Phelan
Robin A. Phelan
Title:	Vice President

Dated:	February 21, 2022

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions
Wells Fargo Deal Identifier	Long Name
AMOT181	Ally Master Owner Trust 2018-1
AMOT182	Ally Master Owner Trust 2018-2
AMOT184	Ally Master Owner Trust 2018-4
BANKONESER1	Chase Issuance Trust
CARVANA2020P1	Carvana Auto Receivables Trust 2020-P1
CARVANA2021N1	Carvana Auto Receivables Trust 2021-N1
CARVANA2021N2	Carvana Auto Receivables Trust 2021-N2
CARVANA2021N3	Carvana Auto Receivables Trust 2021-N3
CARVANA2021N4	Carvana Auto Receivables Trust 2021-N4
CARVANA2021P1	Carvana Auto Receivables Trust 2021-P1
CARVANA2021P2	Carvana Auto Receivables Trust 2021-P2
CARVANA2021P3	Carvana Auto Receivables Trust 2021-P3
CITEL051	CIT Education Loan Trust 2005-1
EART203	Exeter Automobile Receivables Trust 2020-3
EART212	Exeter Automobile Receivables Trust 2021-2
GMALT183	GM Financial Automobile Leasing Trust 2018-3
GMALT191	GM Financial Automobile Leasing Trust 2019-1
GMALT192	GM Financial Automobile Leasing Trust 2019-2
GMALT193	GM Financial Automobile Leasing Trust 2019-3
GMALT201	GM Financial Automobile Leasing Trust 2020-1
GMALT202	GM Financial Automobile Leasing Trust 2020-2
GMALT203	GM Financial Automobile Leasing Trust 2020-3
GMALT211	GM Financial Automobile Leasing Trust 2021-1
GMALT212	GM Financial Automobile Leasing Trust 2021-2
GMALT213	GM Financial Automobile Leasing Trust 2021-3
GMCAR181	GM Financial Consumer Automobile Receivables Trust 2018-1
GMCAR182	GM Financial Consumer Automobile Receivables Trust 2018-2
GMCAR193	GM Financial Consumer Automobile Receivables Trust 2019-3
GMCAR194	GM Financial Consumer Automobile Receivables Trust 2019-4
GMCAR203	GM Financial Consumer Automobile Receivables Trust 2020-3
GMCAR204	GM Financial Consumer Automobile Receivables Trust 2020-4
GREENTREE961	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1
GREENTREE962	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2
NAVIENT151	Navient Student Loan Trust 2015-1
NAVIENT152	Navient Student Loan Trust 2015-2
NAVIENT153	Navient Student Loan Trust 2015-3
NSLT043	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3
NSLT044	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4
NSLT051	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1
NSLT052	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2
NSLT053	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3
NSLT054	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4
NSLT061	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1
NSLT062	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2
NSLT063	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3
NSLT071	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1
OAKWOOD2000C	Oakwood Mortgage Investors 2000-C Senior/Subordinate Pass-Through Certificates
OAKWOOD2000D	Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates
SDART163	Santander Drive Auto Receivables Trust 2016-3
SDART171	Santander Drive Auto Receivables Trust 2017-1
SDART172	Santander Drive Auto Receivables Trust 2017-2
SDART173	Santander Drive Auto Receivables Trust 2017-3
SDART181	Santander Drive Auto Receivables Trust 2018-1
SDART182	Santander Drive Auto Receivables Trust 2018-2
SDART183	Santander Drive Auto Receivables Trust 2018-3
SDART184	Santander Drive Auto Receivables Trust 2018-4
SDART185	Santander Drive Auto Receivables Trust 2018-5
SDART191	Santander Drive Auto Receivables Trust 2019-1
SDART192	Santander Drive Auto Receivables Trust 2019-2
SDART193	Santander Drive Auto Receivables Trust 2019-3
SDART201	Santander Drive Auto Receivables Trust 2020-1
SDART202	Santander Drive Auto Receivables Trust 2020-2
SDART203	Santander Drive Auto Receivables Trust 2020-3
SDART204	Santander Drive Auto Receivables Trust 2020-4
SDART211	Santander Drive Auto Receivables Trust 2021-1

Appendix A-1